Exhibit 8.1

Subsidiaries	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Netherlands B.V. - PNBV	100.00%	100.00%	Netherlands	E&P
Petrobras Distribuidora S.A. - BR	100.00%	100.00%	Brazil	Distribution
Petrobras Gás S.A. - Gaspetro	100.00%	100.00%	Brazil	Gas & Power
Petrobras Transporte S.A. - Transpetro	100.00%	100.00%	Brazil	RT&M
Petrobras International Braspetro - PIB BV	88.12%	88.12%	Netherlands	International
Petrobras Logística de Exploração e Produção S.A. - PB-LOG	100.00%	100.00%	Brazil	E&P
Companhia Integrada Têxtil de Pernambuco S.A. - Citepe	100.00%	100.00%	Brazil	RT&M
Petrobras Biocombustível S.A. - PBIO	100.00%	100.00%	Brazil	Biofuels
Companhia Locadora de Equipamentos Petrolíferos S.A. - CLEP	100.00%	100.00%	Brazil	E&P
Companhia Petroquímica de Pernambuco S.A. - PetroquímicaSuape	100.00%	100.00%	Brazil	RT&M
Petrobras International Finance Company - PifCo	100.00%	100.00%	Luxembourg	Corporate
Liquigás Distribuidora S.A.	100.00%	100.00%	Brazil	Distribution
Araucária Nitrogenados S.A.	100.00%	100.00%	Brazil	Gas & Power
Termomacaé Ltda.	99.99%	99.99%	Brazil	Gas & Power
Termoaçu S.A.	100.00%	100.00%	Brazil	Gas & Power
INNOVA S.A.( * )	100.00%	100.00%	Brazil	RT&M
5283 Participações Ltda.	100.00%	100.00%	Brazil	International
Breitener Energética S.A.	93.66%	93.66%	Brazil	Gas & Power
Termobahia S.A.	98.85%	98.85%	Brazil	Gas & Power
Termoceará Ltda.	100.00%	100.00%	Brazil	Gas & Power
Arembepe Energia S.A.	100.00%	100.00%	Brazil	Gas & Power
Petrobras Comercializadora de Energia Ltda. - PBEN	99.91%	99.91%	Brazil	Gas & Power
Baixada Santista Energia S.A.	100.00%	100.00%	Brazil	Gas & Power
Fundo de Investimento Imobiliário RB Logística - FII	99.00%	99.00%	Brazil	E&P
Energética Camaçari Muricy I Ltda.	100.00%	100.00%	Brazil	Gas & Power
Termomacaé Comercializadora de Energia Ltda	100.00%	100.00%	Brazil	Gas & Power
Braspetro Oil Services Company - Brasoil	100.00%	100.00%	Cayman Islands	E&P
Cordoba Financial Services GmbH	100.00%	100.00%	Austria	Corporate
Petrobras Negócios Eletrônicos S.A. - E-Petro	99.95%	99.95%	Brazil	Corporate
Downstream Participações Ltda.	100.00%	100.00%	Brazil	Corporate

Joint Operations	Total Capital	Voting Capital	Country of Incorporation	Activity
Fábrica Carioca de Catalizadores S.A. - FCC	50.00%	50.00%	Brazil	RT&M
Ibiritermo S.A.	50.00%	50.00%	Brazil	Gas & Power

Consolidated Structured entities	Total Capital	Voting Capital	Country of Incorporation	Activity
Charter Development LLC – CDC (i)	0.00%	0.00%	U.S.A	E&P
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0.00%	0.00%	Brazil	RT&M
PDET Offshore S.A.	0.00%	0.00%	Brazil	E&P
Nova Transportadora do Nordeste S.A. - NTN	0.00%	0.00%	Brazil	Gas & Power
Nova Transportadora do Sudeste S.A. - NTS	0.00%	0.00%	Brazil	Gas & Power
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0.00%	0.00%	Brazil	Corporate

(*) Classified as asset held for sale as of December 31, 2013.